EXHIBIT 10.2

DEMAND PROMISSORY NOTE

$50,000,000.00	October 26, 2006

For value received, REPUBLIC EXPLORATION LLC, a Delaware limited liability company, (“Maker”) promises to pay to the order of CENTAURUS CAPITAL LLC, a Delaware limited liability company (“Payee”), at its principal office located at 3050 Post Oak Blvd., Suite 850, Houston Texas, 77056, the sum of FIFTY MILLION DOLLARS ($50,000,000.00), or so much thereof as is actually advanced to Maker, together with interest thereon, in accordance with the terms set forth in this Demand Promissory Note (“Note”).

Each advance made under this Note shall be endorsed on Schedule I and Maker hereby authorizes Payee to endorse on Schedule I, the date and amount of each advance made by Payee hereunder; provided however, any failure by Payee to make any such endorsement, or any error made in connection therewith, shall not affect the obligation of Maker under this Note with respect to any such advance.

General Provisions.

(a) The principal amount of all advances made hereunder shall be paid in full on the earlier of (i) October 26, 2008, or (ii) the date on which Payee demands repayment (the earlier to occur being, the “Maturity Date”).

(b) Interest shall accrue on the principal amount of each advance made hereunder, from the date such advance is made to the Maturity Date, at a per annum fixed rate equal to (i) eleven and one-half percent (11.5%) for the first advance, and (ii) LIBOR plus six percent (6%) for each additional advance, with such interest compounding every six months, commencing with the date six months from the date hereof. Accrued interest hereunder shall be paid, from time to time, upon demand by Payee, with any accrued unpaid interest outstanding on the Maturity Date to be repaid on such date. Additionally, upon the occurrence of any default hereunder or “Event of Default” under the Security Documents, all outstanding and unpaid principal plus accrued and unpaid interest shall, to the extent permitted by law, accrue interest at the Ceiling Rate. As used herein, the term “Ceiling Rate” shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of the applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the “weekly ceiling” (as defined in §303 of the Texas Finance Code, the “Texas Finance Code”) for that day. Payee may from time to time, as to current and future balances, implement any other permissible ceiling under the Texas Finance Code by notice to Obligor (defined herein), if and to the extent permitted by the Texas Finance Code. Without notice to Obligor or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates. As used herein, the term “LIBOR” means, as of the date of any advance hereunder, the six month London Interbank Offered Rate, as published in the “Wall Street Journal” on such date.

(c) MAKER MAY PREPAY, WITHOUT PENALTY, ANY PRINCIPAL OWING UNDER THIS NOTE IN WHOLE OR IN PART; PROVIDED HOWEVER, THIS NOTE IS A NON-REVOLVING NOTE, AND THE PRINCIPAL AMOUNT AVAILABLE UNDER THIS NOTE SHALL BE REDUCED BY THE AMOUNT OF EACH ADVANCE AND SHALL NOT BE INCREASED AFTER PAYMENTS HAVE REDUCED THE AMOUNT OUTSTANDING.

(d) NOTHING IN THIS NOTE SHALL BE CONSTRUED TO ESTABLISH AN OBLIGATION ON THE PART OF PAYEE TO MAKE AN ADVANCE UNDER THIS NOTE. CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THIS NOTE OR ANY ADVANCE AGAINST THIS NOTE.

(e) All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued. Interest shall accrue from the date of advance.

(f) Each party to this Note (including Maker and any endorser) and each surety and guarantor of this Note bound under separate instrument or agreement (hereinafter referred to collectively as “Obligor,” which term means individually, collectively, and interchangeably any, each and/or all of them) waives notice of intent to accelerate and notice of acceleration, presentment for payment, demand, notice of dishonor and protest.

Security Documents.

(a) The indebtedness evidenced by this Note will be secured by a Lien on all of the collateral covered by the Security Documents described on Schedule II (the “Collateral”), and Maker hereby agrees to deliver to Payee, on the date of the execution of this Note, and from time to time, whenever requested by Payee in its sole and absolute discretion, Security Documents in form and substance satisfactory to Payee, granting and perfecting first Liens on the Collateral, subject to no other Liens other than Permitted Liens. Maker also agrees to deliver, whenever requested by Payee, information acceptable to Payee, (i) confirming (A) that the Collateral is subject to Liens granted under Security Documents and (B) that such Security Documents constitute and create legal, valid and duly perfected first Liens on such Collateral, and (ii) covering such other matters related to the Collateral as Payee may reasonably request.

(b) As used herein, the following terms shall have the following meanings:

(i) “Hydrocarbon Interests” means leasehold and other interests in or under oil and gas leases, mineral fee interests, overriding royalty and royalty interests, net profit interests, and production payment interests relating to Oil and Gas wherever located, including any reserved or residual interest of whatever nature.

(ii) “Liens” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, or lien (statutory or other) of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the applicable Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

(iii) “Oil and Gas” means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

(iv) “Oil and Gas Properties” means Hydrocarbon Interests now owned by Maker and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by Maker and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, and fixtures and attachments to any and all of the foregoing owned directly or indirectly by Maker.

(v) “Security Documents” means the deeds of trust, mortgages, chattel mortgages, collateral assignments, security agreements, pledges, assignments and related financing statements by Maker, listed on Schedule II, as same may be amended, supplemented or modified from time to time, together with any and all other instruments now or hereafter executed as security for the payment of the indebtedness evidence by this Note.

(vi) “Permitted Liens” means (A) any Lien created under any Security Document; (B) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty; (C) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, operator’s, non-operator’s, or other similar Liens arising in the ordinary course of business securing obligations which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (D) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (E) Liens securing (1) the non-delinquent performance of bids, trade contracts (other than for borrowed money), and statutory obligations, (2) contingent obligations, surety instruments (other than those providing credit support for borrowed money), and (3) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; (F) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount, are not incurred to secure indebtedness, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Maker’s businesses; (G) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Maker, and (2) Maker maintains (subject to such right of set off) dominion and control over such account(s); (H) royalties, overriding royalties, reversionary interests, net revenue interests, production payments and similar burdens on production existing as of the date acquired by Maker, provided that such burdens do not reduce Maker’s net revenue interest in the Oil and Gas Properties burdened thereby below the net revenue interest with respect to such property as of the date hereof; and (I) operating agreements, gathering agreements, processing agreements, sales contracts or other arrangements for the sale of Oil and Gas, and other agreements customary in the oil and gas business for producing, processing, transporting, and marketing Oil and Gas.

(c) Notwithstanding that, under the Security Documents, Maker has assigned to Payee all of the proceeds of production accruing to Maker’s Oil and Gas Properties covered thereby; until such time as an Event of Default (as defined in the Security Documents) shall have occurred, Maker shall be entitled to receive from the purchasers or disbursers of its production all such proceeds, subject however to the Liens created under the Security Documents. Upon the occurrence of any Event of Default (as defined in the Security Documents), Payee may deliver letters-in-lieu to each such purchaser or disburser and may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all proceeds of runs then held by Maker or to receive directly from the purchaser or disburser of production such proceeds of production. In no case shall any failure, whether intentional or inadvertent, by Maker to collect directly any such proceeds of runs constitute in any way a waiver, rescission or release of any of its rights under the Security Documents, nor shall any release of any other proceeds of runs or of any rights of Payee to collect other proceeds of runs thereafter.

(d) Maker will, from time to time, deliver to Payee, any financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed (and executed and acknowledged when required) by Maker in form and substance satisfactory to Payee, which Payee requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any indebtedness evidenced by this Note. Maker hereby authorizes Payee to file, in any applicable jurisdiction where Payee deems it necessary, a financing statement or statements, and at the request of Payee, Maker will join Payee in executing (to the extent execution is necessary or desirable) one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to Payee, and Maker will pay the cost of filing or recording such instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by Payee to be necessary or desirable.

Further Assurances. Maker shall promptly cure any defects in the creation and issuance of this Note and the execution and delivery of the Security Documents, or any other instruments referred to or mentioned herein or therein to which Maker is a party. Maker at its expense will promptly do all acts and things, and will execute and file or record, all instruments reasonably requested by Payee, to establish, perfect, maintain and continue the perfected security interests of Payee in or the Lien of Payee on the Collateral. Maker will pay the reasonable costs and expenses of all filings and recordings and all searches deemed necessary by Payee to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Maker shall satisfy all other claims and charges which in the reasonable opinion of Payee might prejudice, impair or otherwise affect any of the Collateral or any Lien thereon in favor of Payee.

Remedies.

(a) If Maker fails to pay or perform any obligations owing hereunder in accordance with the terms hereof, Payee may exercise all rights and remedies available to it under the Security Documents or applicable law, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Maker.

(b) Notwithstanding (a) above, upon the occurrence of any event specified below, all outstanding principal, accrued interest and other amounts owing hereunder or under the Security Documents, shall automatically become due and payable without any further act of Payee:

(i) Maker generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;

(ii) Maker commences any Insolvency Proceeding with respect to itself;

(iii) Maker takes any action to effectuate or authorize the actions described in (i) or (ii);

(iv) any involuntary Insolvency Proceeding is commenced or filed against Maker or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of Maker’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy;

(v) Maker admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or

(vi) Maker acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

(c) The rights provided for in this Agreement and the Security Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

(d) As used herein, “Insolvency Proceeding” means (i) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

Additional Rights of Payee. Without releasing or affecting any of its rights, Payee may, one or more times, in its sole discretion, without notice to or the consent of any third party Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Maker or any other Obligor; (b) release, exchange, modify, or surrender in whole or in part Payee’s rights with respect to any collateral for this Note; (c) with the consent of Maker modify or alter the term, interest rate or due date of any payment of this Note; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Maker or any other Obligor; (e) change its manner of doing business with Maker or any other party; or (f) impute payments or proceeds of any collateral furnished by any Obligor, in whole or in part, to any costs, interest, or principal due on this Note, or to any other obligation of any Obligor to Payee, or in the event of a third party claim thereto retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and each Obligor hereby expressly waives any defenses arising from any such actions.

Special Provision Regarding Interest. Notwithstanding any provision to the contrary contained in this Note, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this Note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note or any other document now or hereafter governing, evidencing, guaranteeing, securing or otherwise relating to any part of the indebtedness evidenced by this Note, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this Note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note or any other document now or hereafter governing, evidencing, guaranteeing, securing or otherwise relating to any part of the indebtedness evidenced by this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this Note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this Note shall credit against the principal of this Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note. The foregoing provisions regarding usury shall control all agreements, whether now or hereafter existing and whether written or oral, between Obligor and Payee.

Fees. Maker shall pay or reimburse Payee (a) within five (5) business days after demand (or the date this Note is executed, if sooner), for all reasonable costs and expenses incurred by Payee in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Note, any Security Document, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including attorneys’ fees incurred by Payee with respect thereto; and (b) within five (5) business days after demand, for all costs and expenses (including attorneys’ fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Note, the Security Documents, or any other document prepared in connection herewith (including in connection with any “workout” or restructuring regarding the advances made hereunder, and including in any Insolvency Proceeding or appellate proceeding).

Miscellaneous.

(a) Maker warrants and represents to Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code. The provisions of this Note may not be waived or modified except in writing, signed by Payee.

(b) No failure or delay of Payee in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect.

(c) This Note and the Security Documents shall be governed by, construed and interpreted in accordance with, the laws of the State of Texas, except to the extent that federal laws of the United States apply.

(d) Payee may not assign this Note or any rights hereunder without the prior written consent of Maker; provided however, Payee may, without the prior written consent of Maker, assign this Note or any rights hereunder to any Affiliate of Payee. As used herein, “Affiliate” means, any other individual or entity which, directly or indirectly, is in control of, is controlled by, or is under common control with, Payee. As used herein “control” means the power, whether direct or indirect, to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract, or otherwise.

THIS NOTE AND THE SECURITY DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERCEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY ANY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

MAKER:

REPUBLIC EXPLORATION LLC, a Delaware limited liability company
Address for Notices: 3700 Buffalo Speedway, Suite 960 Houston, Texas 77098 Att: John B. Juneau Phone: (281) 356-6494 Fax: (713) 960-1065
By:
John B. Juneau, President

SCHEDULE I

ADVANCE SCHEDULE

Advance Date	Advance Amount	Notation Made By

October 27, 2006	U.S. $5,000,000.00
By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II

SECURITY DOCUMENTS

I.	Real Property:

A.	Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement covering all of Maker’s Oil and Gas Properties in the State of Texas, including without limitation, those listed on Schedule III.

B.	Act of Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement covering all of Maker’s Oil and Gas Properties in the State of Louisiana, including without limitation, those listed on Schedule III.

II.	Personal Property:

Security Agreement and Pledge covering all of Maker’s Collateral that is personal property, including without limitation, (a) Maker’s interest (record, beneficial, contractual or otherwise) in the Dutch Prospect, and (b) all of Maker’s other personal property, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including, without limitation, all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). Without limiting the foregoing, such Security Agreement shall expressly include all of Maker’s interest in the following contracts:

(1) Participation Agreement dated September 1, 2005, by and between Republic Exploration LLC, Contango Operators, Inc., Centaurus Gulf of Mexico, LLC and others;

(2) Domestic Turnkey Drilling Contract –Inland/Offshore Waters dated August 26, 2005, between Contango Operators, Inc. and Applied Drilling Technology Inc;

(3) Farmout Agreement dated April 1, 2005, between Devon Louisiana Corporation, Union Oil Company of California, Republic Exploration LLC and Contango Operators, Inc.; and

(4) Joint Operating Agreement dated effective September 1, 2005, between Contango Operators, Inc., as Operator, and Republic Exploration LLC, Centaurus Gulf of Mexico, LLC and others.

III.	Financing Statement:

Maker                         Jurisdiction:     Secretary of State of Delaware

SCHEDULE III

SCHEDULE OF OIL AND GAS PROPERTIES

AS OF 10/1/06

Area	Block	ST	Map #	Oper.	WD’	L e a s e I n f o r m a t i o n			Company BPO%			Company APO%
						Lse #	Date	Exp.	WI	NRI	ORRI	WI	NRI	or	ORRI
* EI	10	LA	4	COI	10	G 23851	07/01/02	06/30/07	** 65.000	** 46.583	0	** 48.750	** 39.000		0
EI	10/11	LA	Iberia Ph.	COI	8	SL 18640	07/13/05	07/12/10	65.000	48.750	0	65.000	48.750		0
EI	6	LA	Iberia Ph.	COI		SL 18860	01/11/06	01/10/11	65.000	48.750	0	65.000	48.750		0
EI	76	LA	4	LLOG	20	G 26022	07/01/04	HBP	0	0	5.00	25.000	20.000		8.33
EI	113B	LA	4	LLOG	46	G 22662	05/01/01	HBP	0	0	3.31	0	0		3.31
EI	168	LA	4	REX	52	G 27111	06/01/05	05/31/10	50.000	40.000
HI	A196	TX	7	REX	75	G 30680	10/01/06	09/30/11	100.000	80.000
HI	A197	TX	7	REX	75	G 30681	10/01/06	09/30/11	100.000	80.000
HI	A198	TX	7	REX	73	G 30682	10/01/06	09/30/11	100.000	80.000
HI	113	TX	7	REX	36	G 25559	10/01/03	09/30/08	100.000	80.000
SM	57	LA	3A	REX	125	G 27880	05/01/06	04/30/11	50.000	40.000
SM	59	LA	3A	REX	122	G 27881	05/01/06	04/30/11	50.000	40.000
SM	75	LA	3C	REX	132	G 27882	05/01/06	04/30/11	50.000	40.000
SM,N	247	LA	3D	EPL	13	G 26016	07/01/04	06/30/09	0	0	5.00	0	0		5.00
SM	282	LA	3D	REX	43	G 27900	05/01/06	04/30/11	50.000	40.000
SS	14	LA	5	REX	7	G 27920	05/01/06	04/30/11	50.000	40.000
SS	25	LA	5	REX	7	G 27921	05/01/06	04/30/11	50.000	40.000
SS	220	LA	5	REX	108	G 26070	06/01/04	05/31/09	50.000	40.000
ST	191	LA	6	REX	125	G 26100	05/01/04	04/30/09	50.000	40.000
ST,S	240	LA	6A	REX	157	G 26101	06/01/04	05/31/09	50.000	40.000
VR	36	LA	3	REX	30	G 25971	05/01/04	04/30/09	100.000	80.000
VR	73	LA	3	Tana	20	G 23810	07/01/02	06/30/07	0	0	5.00	25.000	20.000	or	5.00
VR	109	LA	3	REX	20	G 25973	05/01/04	04/30/09	100.000	80.000

Area	Block	ST	Map #	Oper.	WD’	L e a s e I n f o r m a t i o n			Company BPO%			Company APO%
						Lse #	Date	Exp.	WI	NRI	ORRI	WI	NRI	or	ORRI
VR	130	LA	3	REX	56	G 25974	07/01/04	06/30/09	100.000	80.000
VR	134	LA	3	REX	66	G 25975	05/01/04	04/30/09	100.000	80.000
VR	154	LA	3	DEPI	79	G 25979	07/01/04	06/30/09	0	0	0	12.500	10.000	or	0
VR	194	LA	3	COI	102	G 27861	07/01/06	06/30/11	50.000	40.000
WC	80	LA	1	REX	36	G 25874	06/01/04	05/31/09	100.000	80.000
WC	107	LA	1	REX	40	G 27001	05/01/05	04/30/10	100.000	80.000
WC	133	LA	1	COI	26	G 25877	06/01/04	05/31/09	100.000	80.000
WC	167	LA	1	REX	43	G 25879	06/01/04	05/31/09	100.000	80.000
WC	174	LA	1	REX	43	G 24716	07/01/03	06/30/08	90.000	80.000
WC	179	LA	1	REX	49	G 25880	05/01/04	04/30/09	100.000	80.000
WC	185	LA	1	REX	49	G 25882	05/01/04	04/30/09	100.000	80.000
WC	200	LA	1	REX	52	G 25884	05/01/04	04/30/09	100.000	80.000
WD	18	LA	8	REX	46	G 26132	05/01/04	04/30/09	100.000	80.000
WD	33	LA	8	REX	49	G 26133	05/01/04	04/30/09	100.000	80.000
WD	34	LA	8	REX	52	G 26134	05/01/04	04/30/09	100.000	80.000
WD	36	LA	8	REX	56	G 23956	05/01/02	04/30/07	0	0	3.67	25.00		or	5.00
WD	43	LA	8	COI	52	G 26135	05/01/04	04/30/09	100.000	80.000
WD	77	LA	8	REX	82	G 27956	06/01/06	05/31/11	50.000	40.000

*	Subject to receipt of Assignment from Chevron and Devon pursuant to Farmout Agreement dated April 1, 2005.

**	Subject to change based upon elections of Chevron and Devon pursuant to Farmout Agreement dated April 1, 2005.